Exhibit 10.33

PHARMERICA CORPORATION

SUMMARY OF

2016 SHORT-TERM INCENTIVE PROGRAM – CEO

AND

2016 SHORT-TERM INCENTIVE PROGRAM

2016 Short-Term Incentive Program – CEO

On March 17, 2016, the Board of Directors of PharMerica Corporation (the "Corporation"), upon recommendation of the Compensation Committee, adopted the 2016 Short-Term Incentive Program (the "CEO STIP") under the PharMerica Corporation 2015 Omnibus Incentive Plan, as amended (the "Omnibus Plan"), for the Corporation's Chief Executive Officer, Mr. Gregory Weishar. The CEO STIP provides for a performance-based annual cash award to Mr. Weishar.

Performance Cycle. The STIP performance cycle is for the current year, beginning on January 1, 2016 and ending on December 31, 2016.

Maximum Award. If the Corporation's Adjusted EBITDA (as defined below) is equal to or greater than a target Adjusted EBITDA for the 2016 fiscal year, then Mr. Weishar is eligible to receive a payment under the CEO STIP equal to the lesser of (i) 2.2% of Adjusted EBITDA for the 2016 fiscal year or (ii) $2 million (the "Maximum Award"). The Compensation Committee, in its sole discretion, may decrease the Maximum Award based on its assessment of the Corporation's performance, the Chief Executive Officer's individual performance, or any other factors it considers relevant, however in no event may the Compensation Committee reduce the Maximum Award below the annual bonus amount for the Chief Executive Officer (the "Bonus Amount").

Bonus Amount. The target Bonus Amount for Mr. Weishar is 125% of his 2016 base salary. Fifty percent (50%) of the target Bonus Amount is based on the Corporation's Adjusted EBITDA (as defined below), twenty percent (20%) of the target Bonus Amount is based on the Corporation's adjusted diluted earnings per share ("Adjusted Diluted EPS") and thirty percent (30%) of the target Bonus Amount is based on individual performance goals.

The Corporation's performance will be measured by comparing the Corporation's annual earnings before interest, taxes, depreciation and amortization, and other amounts as reported in the Corporation's disclosures in its Form 10-K as of and for the year ended December 31, 2016 ("Adjusted EBITDA"), to a target Adjusted EBITDA for the entire 2016 fiscal year set by the Compensation Committee and by comparing the Corporation's Adjusted Diluted EPS at the end of the performance cycle to a target end-of-performance cycle Adjusted Diluted EPS set by the Compensation Committee.  Individual performance will be measured by comparing certain individual performance metrics to the target individual performance metrics determined by the Compensation Committee.

The actual Bonus Amount is based on the percentage of the performance target achieved.

Generally, the percentage of the Bonus Amount earned at the end of the performance cycle based on the Adjusted EBITDA performance target will be determined according to the following schedule; however the actual Bonus Amount will be interpolated between the percentages set forth in the chart based on actual results:

Adjusted EBITDA Performance Achievement	Payout Level

< 80.0% of Performance Target	0.0% of Award Target

80.0% of Performance Target	40.0% of Award Target

90.0% of Performance Target	70.0% of Award Target

96.0% of Performance Target	88.0% of Award Target

100.0% of Performance Target	100.0% of Award Target

105.0% of Performance Target	118.8% of Award Target

110.0% of Performance Target	137.5% of Award Target

115.0% of Performance Target	156.3% of Award Target

120.0% of Performance Target	175.0% of Award Target

> 120.0% of Performance Target	175.0% of Award Target

Generally, the percentage of the award earned at the end of the performance cycle based on the percentage of the Adjusted Diluted EPS performance target achieved shall be determined according to the following schedule; however, the actual CEO STIP award payout will be interpolated between the percentages set forth in the chart based on actual results:

Adjusted Diluted EPS Performance Achievement	Payout Level

< 85.0% of Performance Target	0.0% of Award Target

85.0% of Performance Target	50.0% of Award Target

94.0% of Performance Target	80.0% of Award Target

100.0% of Performance Target	100.0% of Award Target

109.0% of Performance Target	130.0% of Award Target

115.0% of Performance Target	150.0% of Award Target

Also, the Corporation must at least meet threshold Adjusted EBITDA of 80% of the target Adjusted EBITDA amount in order for any payment to be made under the individual/group performance-based component.

2016 Short-Term Incentive Program

On March 17, 2016, the Board of Directors of the Corporation, upon recommendation of the Compensation Committee, adopted the 2016 Short-Term Incentive Program (the "STIP") under the Omnibus Plan. The STIP provides for performance-based annual cash awards to the Corporation's executive officers, and certain other officers and employees of the Corporation. The STIP advances the Corporation's commitment to performance-based compensation practices by providing participants an opportunity to earn annual cash bonuses upon achievement of certain pre-established short-term performance objectives.

Eligibility. Officers and employees of the Corporation may receive STIP cash awards as determined by the Board of Directors or the Compensation Committee.

Performance Cycle. The STIP performance cycle is for the current year, beginning on January 1, 2016 and ending on December 31, 2016.

Award Targets. The amount of the awards under the STIP are based on individual participant bonus targets. Individual participant bonus targets are established for each participant by the Compensation Committee, in the case of the senior executive officers reporting to the Chief Executive Officer, and by the Chief Executive Officer, for other participants, based upon a determination of the appropriate bonus target amounts which will enable the Corporation to remain competitive, to retain and recruit top employees, and to align such employee's interests with certain strategic initiatives of the Corporation.  Individual non-executive participant bonus targets range from 5% to 100% of base salary on December 31, 2016, with targets for the Corporation's executive officers between 25% and 125% of base salary.

The Compensation Committee established the bonus targets under the STIP for the Corporation's fiscal 2015 named executive officers, other than the Chief Executive Officer, as follows:

Executive	Title	Bonus Target

David Froesel	Executive Vice President, Chief Financial Officer and Treasurer	80% of base salary

Suresh Vishnubhatia	Executive Vice President of Long Term Care Operations	80% of base salary

Robert McKay	Senior Vice President of Purchasing and Trade Relations	65% of base salary

Thomas Caneris	Senior Vice President, General Counsel and Secretary	70% of base salary

Performance Criteria. The performance criteria under the STIP is divided into company performance-based components and individual/group performance-based components for different employees. The breakdown for the Named Executive Officers, other than the Chief Executive Officer, is as set forth in the chart below.

Executive	Title	Company Performance Adjusted EBITDA	Company Performance Adjusted Diluted EPS	Individual/Group Performance
David Froesel	Executive Vice President, Chief Financial Officer and Treasurer	50%	20%	30%

Suresh Vishnubhatia	Executive Vice President of Long Term Care Operations	50%	20%	30

Robert McKay	Senior Vice President of Purchasing and Trade Relations	50%	0%	50%

Thomas Caneris	Senior Vice President, General Counsel and Secretary	50%	0%	50%

  Under the STIP for Executive Vice Presidents, company performance will be measured by comparing the Corporation's Adjusted EBITDA at the end of the performance cycle to a target end-of-performance cycle Adjusted EBITDA set by the Compensation Committee and by comparing the Corporation's Adjusted Diluted EPS at the end of the performance cycle to a target end-of-performance cycle Adjusted Diluted EPS set by the Compensation Committee.  Under the STIP for Senior Vice Presidents, company performance will be measured by comparing the Corporation's Adjusted EBITDA to a target Adjusted EBITDA for the entire 2016 fiscal year set by the Compensation Committee.  Individual/group performance will be measured by comparing certain individual/group performance metrics to target individual/group performance metrics established by the Corporation's Compensation Committee in consultation with the Chief Executive Officer for the named executive officers other than the Chief Executive Officer.
 Award Payouts. Award payout levels are based on the percentage of the performance target achieved. Generally, the percentage of the award earned at the end of the performance cycle based on the Adjusted EBITDA performance target will be determined according to the following schedule; however, the actual award payout will be interpolated between the percentages set forth in the chart based on actual results:

Performance Achievement	Payout Level

< 80.0% of Performance Target	0.0% of Award Target

80.0% of Performance Target	40.0% of Award Target

90.0% of Performance Target	70.0% of Award Target

96.0% of Performance Target	88.0% of Award Target

100.0% of Performance Target	100.0% of Award Target

105.0% of Performance Target	118.8% of Award Target

110.0% of Performance Target	137.5% of Award Target

115.0% of Performance Target	156.3% of Award Target

120.0% of Performance Target	175.0% of Award Target

> 120.0% of Performance Target	175.0% of Award Target

Generally, the percentage of the award earned at the end of the performance cycle based on the percentage of the Adjusted Diluted EPS performance target achieved shall be determined according to the following schedule; however, the actual award payout will be interpolated between the percentages set forth in the chart based on actual results:

Performance Achievement	Payout Level

< 85.0% of Performance Target	0.0% of Award Target

85.0% of Performance Target	50.0% of Award Target

94.0% of Performance Target	80.0% of Award Target

100.0% of Performance Target	100.0% of Award Target

109.0% of Performance Target	130.0% of Award Target

115.0% of Performance Target	150.0% of Award Target

Under the STIP, the Corporation must at least meet threshold Adjusted EBITDA of 80% of Adjusted EBITDA target in order for any payment to be made to a Named Executive Officer under the individual/group performance-based components of the STIP.

 Payment of Awards. Payment of STIP awards will be made in cash. Awards will be paid on a specific date by which the Compensation Committee reasonably expects that the performance target applicable to such award was met. The Corporation will make the payment of the STIP awards to participants as soon as administratively practicable following the date of the award determination.

Vesting and Forfeiture. STIP participants must remain continuously employed full-time by the Corporation until the award payment date in order to be entitled to receive a payout of an STIP award.  Exceptions may be provided for termination of employment by reason of death, disability, without cause, retirement and change in control.

Other Terms & Provisions. STIP participants are not permitted to transfer STIP awards, except by will or the laws of descent and distribution. The Corporation is entitled to withhold from any payments of awards under the STIP any and all amounts required to be withheld for federal, state and local withholding taxes. The Compensation Committee has the discretion to change terms and conditions of STIP awards as it deems necessary to ensure that the STIP awards satisfy all requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(c) of the Internal Revenue Code.